Exhibit 10.9

Unofficial English Translation

Plant Lease Agreement

Party A: Management Committee of Bengbu Industrial Park of Anhui Water Resources Development Co., Ltd

Party B: Anhui Agritech Agriculture Development Limited

Through the voluntary, equal and mutual negotiation, with regard to the matter that Party A leases Party B its legally owned land and plant, both parties agree as follows:

1.	The condition of the leasing plant and affiliated facilities:
(1)
The plant Party A leases to Party B is located in No. 1188, Changzheng Road, Gaoxin District, Bengbu. The coverage of the plant is 1338 square meters. The type of the plant is the light structure. It is located in the northwest of Anhui Water Resources Industrial Park.

(2)
The coverage of the empty land located on the north side of the plant is 260 square meters. Party A shall conduct the hardening of the ground at its own expenses, and provide it to Party B for free use during the term of the lease.

2.	The term of the lease of the plant and the affiliated facilities:
(1)
Party A shall deliver the agreed land and plant to Party B prior to June 1, 2006. The term of the lease starts from June 1, 2006 to May 31, 2016. The term of the lease is 10 years. The rent calculation date starts from the date that Party A delivers the land and plant to Party B, Party B accepts them after examining and both parties sign the closing list. Upon the closing, Party A shall present the construction plan, compliance certificates of the fire safety from the competent agencies and other compliance certificates to guarantee the regular use for Party B, otherwise Party A shall compensate Party B its losses arising from the breach.

(2)
Upon the expiration of the term of the lease, Party A is entitled to take the leasing plant back. Party B shall return the leasing plant on schedule. In the event that Party B needs to renew the agreement, it shall submit a written request to Party A within three months prior to the expiration. After Party A consents to the renewal, both parties shall sign a new lease agreement.

3.	Payment of the rent:
(1)
Both parties agree that the rent for the plant is RMB 10/ square meter monthly. The actual use coverage of the plant is 1338 square meters. The yearly rent is RMB 160,000. The monthly rent is RMB 13,300. The yearly rent of the plant shall be started from the rent calculation date. Party B agrees to pay Party A one-year rent in advance on the fifth business date starting from each rental year. Party A shall provide Party B with the tax invoice of the same amount of the paid rent.

(2)	The rent will remain the same during the first five years of the term, it shall be adjusted according the market price in the last five years of the term.
(3)	The yearly rent is paid entirely within one month prior to the expiration date of the rent period.

4.	Other expenses
(1)
During the term of the lease, the expenses of water, electricity, heating and phone bills shall be assumed by Party B based on the actual use. The amount assumed shall be determined according to the price Party A paid to the relevant charged units or utility companies. All aforementioned expenses shall be paid by Party A first, then Party A will deliver the official receipts or tax invoices of the aforesaid expenses to Party B.  Party B shall pays Party A within three days upon the receipt of the official receipts or tax invoices of the aforesaid expenses.

5.	The requirements for the use of the plant and the maintenance responsibilities:
(1)
During the term of the lease, in case Party B discovers any damage or malfunction of the plant and the affiliated facilities due to quality problems that do not attributed to the misuse of Party B, it shall timely notify Party A to repair them. Party A shall conduct the repair within three days upon the receipt of the notice. In the event that Party A does not conduct the repair within the aforesaid period, Party B may repair them on behalf of Party A, and the relevant expenses shall be assumed by Party A.

(2)
During the term of the lease, Party B shall reasonably use and protect the plant and its affiliated facilities. In the event that the damages and malfunctions of the plant and its affiliated facilities are caused by the misuse or unreasonable use of Party B, it shall be responsible for the repair. In case Party B refuses to repair, Part A may conduct the repair on behalf of Party B, and the relevant expenses shall be assumed by Party B.

(3)
During the term of the lease, Party A shall guarantee the plant and its affiliated facilities remain the conditions of the ordinary use and safety. In the event that Party A plans on inspecting, maintaining the leasing plant, it shall send a three-day prior notice to Party B. Party B shall cooperate with Party A with regard the matters.

(4)
In case Party B needs to improve or increase the affiliated facilities and equipments, it shall obtain the prior written consent from Party A. In the event that the aforesaid improvement or increase of the facilities and equipments need approvals from the competent departments, Party A shall file the relevant applications and such improvements and increase shall not be conducted prior to obtaining the approvals. The expenses shall be assumed by Party B.

(5)
Party A is responsible for create a separation in the plant. The height of the separation shall not be lower than 5.5 m, the north part of the separation is the leasing plant of Party B. The relevant expenses shall be assumed by Party A.

6.	The sublease and return of the plant:
(1)
During the term of the lease, in case Party B plans on subleasing the plant, it shall obtain the prior written consent of Party A. In the event that Party B subleases or transfers the plant without the prior written consent of Party A, Party A will not return the received rent.

(2)	Upon the expiration of the lease, the plant shall be returned in its ordinary condition.

7.	Other covenants during the term of the lease
(1)
During the term of the lease, both parties shall comply with the laws and regulations of the State. The business operated shall be in compliance with the relevant laws and regulation of the State, and the plant shall not be used to conduct illegal activities. Both parties shall comply the relevant administrative guidelines of the management committee of Gaoxin District, Bengbu.

(2)	During the term of the lease, Party A is entitled to supervise and assist Party B to conduct the fire protection, safety, health and security work.
(3)
During the term of the lease, in the event that the leasing plant cannot meet the condition for performing the agreement due to the change of policies of the city and force majeure events, either party shall not be responsible to the other parties.

(4)
Upon the expiration of the term of the lease, Party B is entitled to the first rental right, in case Party A plans on renting the plant. In the event that Party A does not plan on renting the plant, it shall send a written notice to Party B within half a year prior to the expiration, otherwise it shall be liable for any loss or damage arising from the breach. Party B shall evacuate the leasing plant on time, upon the receipt of such notice, otherwise it shall be liable for any loss or damage arising from the breach.

(5)
During the term of the lease, in case Party B is punished due to violating laws and regulations of the State, Party A is not responsible for any liability. In the event that the violation of Party B causes any economic loss of Party A, Party B shall compensate such a loss. Party A is entitled to seize the equipments of Party B, and return them to Party B after Party B pays off the penalty or the compensation. In case Party A is punished due to violating laws and regulations of the State, Party B is not responsible for any liability. In the event that the violation of Party A causes any economic loss of Party B, Party A shall compensate such a loss.

8.	Other provisions
(1)
During the term of the lease, in case Party A breaches the agreement by early terminating this agreement, it shall compensate Party B one-year rent and any loss of Party B. During the term of the lease, in case Party B breaches the agreement by early terminating this agreement, it shall compensate Party A one-year rent and any loss of Party B.

(2)	During the term of the lease, any loss incurred by the ownership problems that affect the ordinary operation of Party B, Party A shall take the full responsibility and compensate any loss of Party B.
(3)
After signing the agreement, if the company name of Party is changed, both parties can endorse the change by signing and sealing the change on the lease agreement. The original clauses of the lease agreement are not changed, and remain effective till the expiration of the agreement.

(4)
During the term of the lease, Party B only pays the rent of the leasing plant, fees of water and electricity and phone bills used by Party B, it will not be responsible for any other expenses. In the event that Party B defers to pay the aforesaid expenses for one month, Party A is entitled to the 5% of the penalty and to terminate the agreement.

9.	Any matter not specified in this agreement shall be negotiated by both parties in accordance with laws.

10.	This agreement consists four original copies, and take effect upon the signing by both parties. Party A and Party B holds two copies respectively.

11.	As a result of the change of Party B, the former agreement signed by Party A and Beijing Agritech Fertilizer Limited signed on May 18, 2006 is void upon date of signing this agreement.

Lessor
Management Committee of Bengbu Industrial Park of Anhui Water Resources Development Co., Ltd
/s/ Qian Fang
Authorized Person:  Qian Fang

Lessee
Anhui Agritech Development Co. Ltd.
/s/ Guozhen Zhang
Authorized Person:  Guozhen Zhang

Location:

Date: May 18, 2006